EXHIBIT 99.1

ARBINET CORPORATION ANNOUNCES ONE-FOR-FOUR REVERSE STOCK SPLIT

Stock Will Begin Trading on a Split-Adjusted Basis on June 14, 2010

HERNDON, VA., June 11, 2010 - Arbinet Corporation (NASDAQ: ARBX), a leading provider of telecommunications services to fixed and mobile operators, today announced it filed a certificate of amendment to implement a one-for-four reverse stock split of the Company’s common stock.  The reverse stock split, which was previously approved by the Company’s Board of Directors and stockholders, will take effect at 5:00 pm EDT on Friday, June 11, 2010.  Trading of Arbinet’s common stock on the NASDAQ Global Market will continue, on a reverse stock split-adjusted basis, with the opening of the markets on Monday, June 14, 2010.

The Board believes that the reverse stock split will improve the marketability of Arbinet’s common stock by making it more attractive to a broader range of investors.  Arbinet stockholders will receive one new Arbinet share for every four shares that they held prior to the split, and will receive cash in lieu of any fractional shares.  As a result of the reverse stock split, the number of shares of the Company’s common stock outstanding will be reduced from approximately 22 million to approximately 5.5 million shares.  In addition, the certificate of amendment, as approved by the Company’s Board of Directors and stockholders and filed, reduced the total number of authorized shares of common stock from 60 million shares to 15 million shares.

To indicate that the reverse stock split has occurred, a “D” will be added to the Company’s trading symbol, such that post-split common stock will trade under the symbol “ARBXD” beginning on June 14, 2010 for a period of 20 trading days, after which the Company’s common stock will resume trading under the symbol “ARBX.”  The CUSIP number for the Company’s post-split common stock will be 03875P 40 7.

The Company has retained Registrar and Transfer Company (R&T) to act as its exchange agent for the reverse split.  As soon as practicable, R&T will provide registered holders with a letter of transmittal providing instructions for the exchange of their certificates.  The shares owned by beneficial holders (who hold their shares in “street name”) will automatically be adjusted to reflect the reverse stock split, subject to brokers’ particular processes.

For more information regarding the Company’s reverse stock split, please refer to the definitive proxy statement filed by the Company with the Securities and Exchange Commission on May 15, 2009.

About Arbinet Corporation
Arbinet is a leading provider of international voice and IP solutions to carriers and service providers globally. With more than 1,100 carriers across the world utilizing the Arbinet network, Arbinet combines global scale with sophisticated platform intelligence, call routing and industry leading credit management and settlement capabilities. Customers and suppliers include many leading fixed line, mobile, wholesale and VoIP carriers as well as calling card, ISPs and content providers around the world who buy and sell voice and IP telecommunications capacity and content. The Company can be reached at its corporate headquarters in Herndon, VA at (703) 456-4100 or by email at sales@arbinet.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding Arbinet’s business that are not historical facts may be considered “forward-looking statements.”  The forward-looking statements in this press release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and are subject to substantial risks and uncertainties that could cause actual results and outcomes to be materially different.  For a further discussion of the risks and uncertainties Arbinet faces, please refer to Part I, Item 1A of Arbinet’s Annual Report on Form 10-K, for the year ended December 31, 2009, filed with the Securities and Exchange Commission (SEC) on March 17, 2010 and other periodic and current filings that have been made with the SEC, which are available at www.sec.gov.   Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Arbinet undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contacts:

Gary Brandt, Chief Financial Officer
Arbinet Corporation
(703) 456-4140

Andi Salas / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449